UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                      ------------------------------------


                                    FORM 8-K


CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report: May 22, 2002                         Commission File No. 1-12785


                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                         31-1486870
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                              One Nationwide Plaza
                              Columbus, Ohio 43215
                                 (614) 249-7111
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

Item 5.   Other Matters.

          On May 22, 2002, Nationwide Financial Services, Inc. (Nationwide Financial) issued a press release reporting it had entered into a definitive agreement with Nationwide Corporation, to exchange the shares of Gartmore Global Investments, Inc. (GGI) owned by Nationwide Financial for shares of Nationwide Financial's common stock owned by Nationwide Corporation. Nationwide Corporation is a majority owned subsidiary of Nationwide Mutual Insurance Company. GGI is a majority owned subsidiary of Nationwide Financial and comprises the domestic asset management operation of Nationwide. The transaction, which values GGI at $375 million, will qualify as a tax-free exchange.

          As part of the definitive agreement, Nationwide Financial will also exchange all of the shares of Nationwide Securities, Inc. (NSI), an indirect wholly owned subsidary of Nationwide Finanical, for shares of Nationwide Financial's common stock owned by Nationwide Corporation. This transaction, which values NSI at net book value, currently estimated at $9.6 million, will also qualify as a tax-fee exchange.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

              (c) Exhibits.

                  Exhibit 99.1 Press release dated May 22, 2002 reporting the GGI transaction described above.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NATIONWIDE FINANCIAL SERVICES, INC.
                                          (Registrant)



Date: May 22, 2002             /s/ Mark R. Thresher
                               -------------------------------------------------
                               Mark R. Thresher, Senior Vice President - Finance
                               (Chief Accounting Officer)